Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 17, 2012, by and among CDW LLC, an Illinois limited liability company (the “Company”), CDW Finance Corporation, a Delaware corporation (“FinanceCo” and together with the Company, the “Issuers”), CDW Corporation, a Delaware corporation, and the subsidiaries of the Company party hereto (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, CDW Escrow Corporation, a Delaware corporation (the “Original Escrow Issuer”), and the Trustee executed and delivered an indenture dated as of April 13, 2011, as amended by the first supplemental indenture dated as of April 13, 2011, among the Original Escrow Issuer, the Issuers, the Guarantors and the Trustee, and as further amended by the second supplemental indenture dated as of May 20, 2011, among CDW Escrow Corporation, a Delaware corporation, the Issuers, the Guarantors and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 8.5% Senior Notes due 2019 (the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.1 All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

The Indenture is hereby amended in accordance with this Article II. Except as so amended, the Indenture shall continue in full force and effect.

Section 2.1 AMENDMENTS TO DEFINITIONS.

(a) The following cross-reference is added to Section 1.02 of the Indenture in appropriate alphabetical order.

“Additional Notes”	2.01	(c)

Section 2.2 AMENDMENTS TO ARTICLES.

(a) The term “(“Additional Notes”)” is added immediately prior to the first proviso in the first sentence of the third paragraph of Section 2.01(c).

ARTICLE III

MISCELLANEOUS

Section 3.1 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

Section 3.2 INSTRUMENTS TO BE READ TOGETHER. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Third Supplemental Indenture shall henceforth be read together.

Section 3.3 CONFIRMATION. The Indenture as amended and supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

Section 3.4 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signatures Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CDW LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW FINANCE CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW TECHNOLOGIES, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW DIRECT, LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW GOVERNMENT LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW LOGISTICS, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock Title: Vice President